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				STERLING SUGARS, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                          Six months ended July 31,
                                               1998        1997*
                                           -----------  ------------
 Primary
  Income (loss)                            $ (825,877) $(1,907,761
                                           =========== ============

 Shares
  Weighted average number of common
  shares outstanding                        2,500,000    2,500,000
                                           ==========  ============


  Primary earnings (loss) per common share $(     .33) $(      .76)
                                            =========== ============

  * Unaudited



































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